Exhibit 4.1

See Transfer Restrictions On Reverse Side

              - 0 -                                                                                                                                              - 00,000 -

NASUS CONSULTING, INC.
Incorporated under the Laws of the Commonwealth of Massachusetts
Common Stock, Par Value $.001

                                                          - Name of Owner -

                                                                           - Number of Shares (00,000) -

                                     Date

     Treasurer                                                                                                       President

THE SHARES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR ANY STATE SECURITIES LAW.  NO TRANSFER, SALE OR OTHER DISPOSITION OF THESE SHARES MAY BE MADE UNLESS A REGISTRATION STATEMENT WITH RESPECT TO THESE SHARES HAS BECOME EFFECTIVE UNDER SAID ACT, OR NASUS CONSULTING, INC. IS FURNISHED WITH AN OPINION OF COUNSEL SATISFACTORY IN FORM AND SUBSTANCE TO IT THAT SUCH REGISTRATION IS NOT REQUIRED.